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                                                          EXHIBIT 10(iii)(A)(4)

                                     FORM OF
       LUCENT TECHNOLOGIES INC. 1996 LONG TERM INCENTIVE PROGRAM ("PLAN")
                       NONSTATUTORY STOCK OPTION AGREEMENT

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      NAME          SOCIAL SECURITY NO.       GRANT DATE        EXPIRATION DATE


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Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.
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You have been granted as of the Grant Date set forth above, an option (the
"Option") under the Plan to purchase from Lucent Technologies Inc. ("Lucent") ________ common shares, par value $.01, of Lucent ("Shares") at the price of
________ per Share, subject to the terms and conditions of the Plan and this agreement.

1. EXERCISABILITY OF OPTION. Except as provided in Sections 2 and 3 below, [insert vesting provisions and definition of "Vesting Date"] and ending on the Expiration Date set forth above.

2. TERMINATION OF EMPLOYMENT. [Appropriate changes are made to this section in options providing for graded vesting] (a)Upon your termination of employment for any reason prior to the Vesting Date, this Option will be immediately forfeited and canceled in its entirety, except as provided in this Section 2. If you terminate employment on or after the Vesting Date, this Option will remain exercisable until the earlier of the ninetieth day after termination of employment or the original Expiration Date, except as provided in Sections 2, 3 and 4. It will not be considered a termination of your employment if you (i) transfer to or from Lucent and any Affiliate or (ii) are placed on an approved leave of absence. Unless otherwise determined by the Committee, it will be considered a termination of employment if your employer ceases to be Lucent or an Affiliate.

     (b) RETIREMENT - [For regular grants, such as grants made under the annual grant program, include the following: Upon your Retirement prior to the six month anniversary of the Grant Date, this Option will be immediately forfeited and canceled in its entirety. Upon your Retirement (as defined below) on or after the six month anniversary of the Grant Date, this Option shall become immediately exercisable in full and shall remain exercisable until the original Expiration Date, except as provided in Section 3.] [For special grants, such as retention grants, include the following: Upon your Retirement (as defined below) prior to the Vesting Date this Option will be forfeited and canceled. Upon your Retirement on or after the Vesting Date this Option will remain exercisable until the original Expiration Date, except as provided in Section 3.] "Retirement" means termination of employment with Lucent or any of its Affiliates under any of the following circumstances or entitlements:

                  (i)      Service Pension under Lucent's Management Pension
                           Plan;

                  (ii) Minimum Retirement Benefit under Lucent's Supplemental Pension Plan;

                  (iii) Similar pension under any plan of Lucent that is a successor to or offered in substitution for one or more of the foregoing plans;

                  (iv) Pension of a type similar to those described in (i) through (iii) under any plan of an Affiliate that adopts reasonable standards and criteria for benefit entitlement; or

                  (v) You are at least age 50 with a minimum of 15 years service or your age and years of service at the time of termination add up to at least 75.

     (c) DEATH AND DISABILITY - Upon your termination of employment as a result of your Death or Disability (as defined below), any portion of this Option which is not then exercisable shall become immediately exercisable in full and the outstanding portion of this Option shall remain exercisable until the original Expiration Date, except as provided in Section 3. "Disability" means termination of employment under circumstances entitling you to any of the following benefits:

                  (i)      Disability Pension under Lucent's Management Pension
                           Plan;

                  (ii) Disability Benefit under the Long Term Disability Plan for Management Employees of Lucent;

                  (iii) Similar disability benefits under any plan of Lucent that is a successor to or offered in substitution for

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                           one or more of the foregoing plans; or

                  (iv) Disability benefits of a type similar to those described in (i) through (iii) under any plan of an Affiliate that adopts reasonable standards and criteria for benefit entitlement.

3. NONCOMPETITION. (a) In addition to your separately enforceable obligations under existing Lucent intellectual property and non-disclosure agreements, and at common law, you will not without the prior written consent of Lucent, both during and for a period of nine (9) months after termination for any reason of your employment with the Lucent entity that employs you (the "Employer"), on behalf of any competitor of Lucent (A) render any services relating to: (1) strategic planning, research and development, manufacturing, marketing, or selling with respect to any product, process, material or service which resembles, competes with, or is the same as a product, process, material or service of Lucent about which you gained any proprietary or confidential information or on which you worked during the three (3) years prior to your termination of employment, or (2) any actual or potential customer of Lucent about whom you gained any proprietary or confidential knowledge or with whom you worked during the three (3) years prior to your termination of employment, or
(B) solicit or offer, or induce or encourage others to solicit or offer, employment to any employee of Lucent or any Affiliate. You recognize and agree that such restrictions are necessary and reasonable to protect Lucent's and any Employer's highly confidential and proprietary information, valuable goodwill, customer relationships and competitive position.

     (b) You agree that upon termination of employment with Lucent, you will immediately inform Lucent of the identity of your new employer (or the nature of self-employment) and of your new title and job description, and hereby authorize Lucent to provide a copy of this Agreement to your new employer. Further you will provide such information as Lucent may from time to time request to determine your compliance with the terms of this Agreement.

     (c) You agree that the damages which Lucent would sustain upon any violation of this Agreement are difficult or impossible to ascertain in advance and that immediate and irreparable harm would be caused to Lucent. In the event of any breach of this Agreement, Lucent shall be entitled to obtain injunctive relief; and, in addition, to cancel any unexercised portion of this Option; recoup any profits with respect to the exercise of this Option realized within nine (9) months prior to termination for any reason of your employment at Lucent through nine (9) months after termination, to be repaid within ten (10) days of Lucent's written request (or, at Lucent's option, to be set off against any amounts Lucent owes you); and obtain reimbursement for all costs and expenses, including attorneys' fees, it may incur in connection with enforcement of rights hereunder. Lucent shall be entitled to any or all of such remedies, the use of one not precluding others or constituting a binding election.

     (d) The restrictions set forth in Section 3 are the essence of this Agreement. They shall be construed as independent of any other provision of this Agreement; and the existence of any claim or cause of action by you against Lucent, whether or not predicated on this Agreement, shall not constitute a defense to the enforcement by Lucent of these restrictions.

     (e) The terms and provisions of this Section 3 shall be administered in accordance with such policies and procedures as Lucent, in its sole discretion, may from time to time adopt.

4. TERMINATION FOR CAUSE. Upon the termination of your employment for "Cause", Lucent will immediately cancel any unexercised portion of this Option. For purposes of this agreement, "Cause" shall be defined as follows: (a) violation of the Lucent Business Guideposts, its code of conduct; (b) conviction of (including a plea of guilty or nolo contendere) of a felony or any crime of theft, dishonesty or moral turpitude, or (c) gross omission or gross dereliction of any statutory or common law duty of loyalty to Lucent.

5. EXERCISE PROCEDURE. This Option shall be exercised by delivering to Lucent a notice in the form prescribed for this purpose. The notice shall specify the number of Shares as to which the Option is being exercised. The Option or any portion thereof may be exercised only upon payment of the exercise price thereof in full, and in accordance with procedures established by the Committee. Payment shall be made in cash or in Shares or a combination of cash and Shares such that the total of the cash plus the Fair Market Value, as determined in accordance with procedures established by the Committee, of the Shares on the date of exercise at least equals the aggregate exercise price of the Shares as to which the Option is being exercised; provided, however, that any Shares surrendered as payment must have been owned by you at least six months prior to the date of exercise. Exercise of the Option shall take effect on the date the notice of exercise, properly completed, is actually received at the address specified in the form.

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6. ISSUANCE OF LUCENT SHARES. Following exercise of this Option, Lucent will issue the number of Shares purchased under this Option. Neither you nor anyone else shall be, or have any of the rights and privileges of, a shareholder of Lucent in respect of any Shares purchasable upon the exercise of this Option, in whole or in part, unless and until such Shares shall have been issued.

7. TRANSFERABILITY. (a) [Insert in options that are transferable: Except as provided in Section (b),] This Option is not transferable by you otherwise than by will or the laws of descent and distribution, and during your lifetime the Option may be exercised only by you or your guardian or legal representative.

     [Insert in transferable options: (b) This Option may be transferred by you, in accordance with rules established by the Company, to one or more members of your immediate family, to a partnership of which the only partners are members of your immediate family or to a trust established by you for the benefit of one or more members of your immediate family (each such transferee a "Permitted Transferee"). For purposes of this Section (b), your immediate family means your spouse, parents, children, grandchildren and the spouses of children and grandchildren. Adopted children will be considered to be your children or grandchildren, as the case may be, for this purpose. A Permitted Transferee may not further transfer the Option. An Option transferred pursuant to this Section shall remain subject to all of the provisions of the Plan and this Agreement, including, but not limited to, the provisions of Section 2 relating to the exercise of the Option upon termination of your employment, Section 3 relating to the forfeiture of the Option (or any benefits from its exercise) in the event of certain activities by you in competition with Lucent, and Section 4 relating to the cancelation of the Option in the event of termination for Cause .

     (c) No Option may be exercised by a Permitted Transferee unless and until the Shares to be purchased upon exercise of such Option shall have been listed, registered or otherwise qualified as provided in Section 9 of this Agreement.]

     [Insert in non-transferable options: (b)] [Insert in transferable options:
(d)] You may, in accordance with procedures established by the Committee, designate one or more beneficiaries to receive all or part of the Option in case of your death, and you may change or revoke such designation at any time. Such designation shall not be effective unless and until the Senior Vice President-Human Resources or the Vice President Compensation and Benefits shall determine, on advice of counsel, that exercise of the Option by your beneficiary(ies) does not require any registration, qualification, consent or approval of any securities exchange or governmental or regulatory agency or authority. In the event of your death, any portion of this Option that is subject to such a designation (to the extent such designation is valid, effective and enforceable under this Agreement and applicable law) shall be distributed to such beneficiary or beneficiaries in accordance with this Agreement. Any other portion of this Option shall be distributable to your estate. If there shall be any question as to the legal right of any beneficiary to receive a distribution hereunder, or to the extent your designation is not effective, such portion may be exercised by your estate, in which event neither Lucent nor any Affiliate shall have any further liability to anyone with respect to such Option.

8. NO RIGHT OF EMPLOYMENT. Neither the Plan nor this Agreement shall be construed as giving you the right to be retained in the employ of Lucent or any Affiliate.

9. REGULATORY APPROVALS. If the Senior Vice President-Human Resources or the Vice President Compensation and Benefits of the Company shall determine, on advice of counsel, that the listing, registration or qualification of Shares upon any securities exchange or under any law, or the consent or approval of any governmental or regulatory agency or authority, is necessary or desirable as a condition of, or in connection with, the exercise of the Option, no portion of the Option may be exercised until or unless such listing, registration, qualification, consent or approval shall have been effected or obtained. The foregoing shall not be construed as requiring any such listing, registration, qualification, consent or approval.

10. DETERMINATIONS OF THE COMMITTEE. Any determinations or decisions made or actions taken arising out of or in connection with the interpretation and administration of this Agreement and the Plan by the Committee shall be final and conclusive.

11. AMENDMENTS. This Agreement may be amended by the Committee provided that no such amendment shall impair your rights hereunder without your consent.


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12. TAXES. Lucent may withhold or require payment of taxes or social insurance payments due upon the exercise of this Option. Payments may be paid in cash or a combination of cash and shares if permitted by the Administrator.

13. GOVERNING LAW. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of laws.


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Please indicate your acceptance of terms 1-13, and in particular the provisions contained in Section 3 hereof, and acknowledge that you have received a copy of the Plan as currently in effect, by signing at the place provided and returning the original of this Agreement.


ACCEPTED AND AGREED:                                 LUCENT TECHNOLOGIES INC.
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SIGNATURE                                           BY


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                                                     VICE PRESIDENT